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EXHIBIT 10.40

                               AMENDMENT NO. 2 TO
                       FUMED METAL OXIDE SUPPLY AGREEMENT
                   (Extension of Time for Non-Renewal Notice)

         This agreement is made and executed as of December 17, 2003 by and between Cabot Corporation, a Delaware corporation ("Cabot"), and Cabot Microelectronics Corporation, a Delaware corporation ("CMC"), and supplements and amends the Fumed Metal Oxide Supply Agreement executed on January 20, 2000, as amended December 11, 2001 by Amendment No. 1 (as amended hereby, the "Agreement") between Cabot and CMC. Capitalized terms used herein without definition and defined in the Agreement shall have the same meanings as defined in the Agreement. Except as explicitly amended hereby, nothing herein shall amend or modify the Agreement.

                                    RECITALS

         WHEREAS, CMC and Cabot are in negotiations to enter into a Fumed Silica Supply Agreement (the "Fumed Silica Agreement") as to the supply by Cabot to CMC of Fumed Silica; and

         WHEREAS, CMC and Cabot wish to amend the Agreement to extend the period for non-renewal;

         NOW THEREFORE, the Parties do hereby agree as follows:

1. Section 1 of the Agreement is hereby amended to read in its entirety as follows:

                  "This Agreement shall commence on the date of the initial public offering by CMC of shares of CMC common stock, and shall continue until June 30, 2005 (the "Initial Term"). Unless either party shall give a notice of non renewal prior to February 1, 2004, this Agreement shall continue after the Initial Term until terminated by either party by a written notice of termination, which shall terminate this Agreement effective on the first June 30 or December 31 more than 18 months after the date such notice is delivered. The Initial Term, together with any continuations, are referred to herein as the "Term". Each year of the Term beginning on the effective date or an anniversary thereof is referred to herein as a "Term Year", including the stub period, if any, between the last anniversary of the effective date and the end of the Term."

2. Except as amended hereby the Agreement is ratified and confirmed in all respects.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument and delivered by their respective duly authorized representatives as of the date first set forth above.

CABOT CORPORATION


By_________________________
       Duly Authorized
Name:  Eduardo Cordeiro
Title: Vice President

CABOT MICROELECTRONICS CORPORATION


By_________________________
         Duly Authorized
Name:    Daniel J. Pike
Title:   Vice President